Exhibit 10.1

MUTUAL CONSENT TO TERMINATION OF EMPLOYMENT AGREEMENT AND FULL RELEASE
This Mutual Consent to Termination of Employment Agreement and Full Release (the “Agreement”), dated as of August 31, 2018 is by and between Indroneel Chatterjee, residing at L-1368 Luxembourg, 40, rue du Curé (“Executive”) and Altisource S.à r.l., with registered offices at 40, avenue Monterey, L-2163 Luxembourg and registered at the Luxembourg Trade and Companies Register under number B.147.268 (the “Company” which, together with any successor entities, parent companies, subsidiaries and affiliates, including Altisource Portfolio Solutions S.A. (“ASPS”), are collectively referred to as “Altisource”). Executive and Company may be referred to herein collectively as the “Parties”.
Whereas:
•Executive is employed by the Company by virtue of an employment contract dated August 3, 2017 with a Commencement Date of October 5, 2017 (the “Employment Contract”);
•The parties have mutually agreed that the Executive resigns from his position as Chief Financial Officer effective August 31, 2018 as he has accepted a new position and role within Altisource in the United States, effective September 1, 2018;
•Executive and the Company wish to settle immediately and definitely any dispute between Executive and Altisource particularly in respect of Executive’s employment and document the termination by mutual consent between the parties.
In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.The Parties agree and acknowledge that Executive’s employment with the Company will end at midnight on August 31, 2018 (the “Separation Date”). Except for any consideration set forth in paragraph 4, the Executive acknowledges having received any and all payments arising out of the Employment Contract, included but not limited to salary, bonus payments (contractual or not), premiums, over-time payments, severance payments, holidays entitlements, reimbursement of professional costs, dividend payments, variable remuneration, benefits under the supplementary pension scheme, the insurance coverage, etc.
2.Executive will exercise his functions in a competent, professional and cooperative manner through the Separation Date and ensure the identification, location and transfer of all files and materials, electronic or otherwise, prior to the completion of his duties and responsibilities.

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3.Both Parties agree that there are no disagreements with regard to Altisource’s financial results, business practices, internal controls or financial reporting.
4.Following execution of this Agreement by both Parties and contingent upon (a) the Company’s receipt of the executed Agreement and (b) Executive’s compliance with and satisfaction of all of the obligations set forth in paragraph 2 of the present Agreement, the Company shall:
(i)Pay Executive the base contractual salary until the Separation Date;
(ii)Pay for the reasonable costs to transport Executive’s household goods to the United States (one cargo container of up to 40 feet), but only if such transportation takes place no later than October 1, 2018 and limited to an amount not to exceed Twenty Thousand United States Dollars (US$20,000));
(iii)Provide Luxembourg tax preparation and filing services, by Company’s provider of choice, for the 2018 tax year.
5.Executive hereby (i) waives any and all rights to salary, incentive compensation and other benefits, whether earned or unearned, and whether due or to become due, from Altisource except for any amounts set forth in paragraph 4 and base salary owed for the period worked through the Separation Date; (ii) except as set forth in paragraph 4 above, waives any and all claims, actions, dues and means in relation to the termination, to any equity-based compensation granted, except if provided differently in that certain employment agreement governing his employment with an Altisource entity based in the United States dated as September 1, 2018, allocated, assigned or otherwise attributed to the Executive prior to the date of this Agreement (whether vested or unvested) from Altisource, including any equity-based compensation that purports to give the Executive the right to benefit from or participate in the appreciation or increase in value of, or profits or dividends from, any division, business unit or other sub-division of Altisource, including without limitation, any award granted, allocated, assigned or otherwise attributed to the Executive; and (iii) fully and forever releases and discharges from liability, and covenants not to sue Altisource or its officers, directors, managers, employees, counsel and agents and representatives of any sort, both present and former, for any and all claims, damages, actions and causes of action, arising from the beginning of time until the execution of the Agreement by Executive, whether in contract, tort, negligence or otherwise, in law or in equity, of every nature which Executive may ever have had, or now has, which are known or may subsequently be discovered by Executive arising out of, in connection with or related to Executive’ recruitment, hiring, employment with Altisource and/or separation from employment with Altisource, the acts or omissions of Altisource, including but not limited to any contracts, agreements and promises, written and oral; any and all claims of discrimination on account of sex, race, age, disability, color, national origin, religion, veteran status, marital status or sexual orientation and claims or causes of action based upon any equal employment opportunity laws, ordinances, regulations or orders, including but not limited to the regulations provided for in the Luxembourg Labour Code, the Luxembourg Civil Code, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Rehabilitation Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Genetic Information Nondiscrimination Act and any other applicable antidiscrimination statutes whether under United States or Luxembourg law; claims for

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wrongful termination actions of any type; (such as claim for indemnity for non-pecuniary loss “indemnité pour préjudice moral”, indemnity for material injury “indemnité pour préjudice matériel”, indemnity for improper nature of the dismissal procedure “indemnité pour licenciement irrégulier pour vice de forme”), compensation or reinstatement in the event of nullity of the resignation, compensatory allowance for notice period “indemnité compensatoire de préavis”, and severance pay “indemnité de départ”), breach of express or implied covenant of good faith and fair dealing; intentional or negligent infliction of emotional distress; intentional or negligent failure to supervise, train, hire or dismiss; claims for fraud, misrepresentation, libel, slander or invasion of privacy and claim on salary arrears or overtime payment, compensation for legal or contractual holidays not taken by Executive, reimbursement of expenses, bonuses, commissions or premiums, entertainment expenses, options, warrants, relocation costs, contributions in a supplementary pension plan, other elements of the remuneration or salary, damages, allocation portion of profits, special advantages, etc, without exception nor reservation.
6.Executive shall not, individually or in concert with one or more persons, at any time and for a minimum duration of sixty (60) months as of the execution date of the present agreement, or by any means whatsoever, directly or indirectly, disclose, communicate, make public, declare, transmit, convey, communicate, verbalize or publicize in any manner, to any entity or person, any problems, issues, complaints, concerns, disputes, disagreements, conflicts, controversies or differences of opinion, actual or perceived, Executive has, had or may have with Protected Persons (defined below), any information of a confidential nature with regard to the Protected Persons, or the operations, policies, decisions, practices, filings, disclosures, business conduct or culture of the Protected Persons. Executive shall not, individually or in concert with one or more persons, at any time and for a minimum duration of sixty (60) months as of the execution date of the present agreement, or by any means whatsoever, directly or indirectly, make any disclosure, communication, declaration, transmission, verbalization or publication to any entity or person or take any action which is intended or could reasonably be expected to: (i) harm, disparage or impugn the character, honesty, integrity of business acumen, reputation, standing, names, marks or status of any Protected Persons, or (ii) lead to unwanted publicity for any Protected Persons. Notwithstanding the foregoing, nothing in this paragraph or elsewhere in this Agreement shall prohibit Executive from making any statement or disclosure required by law. Prior to making any required disclosure, Executive shall provide the Altisource Chief Legal and Compliance Officer with written notice of the specific anticipated statement or disclosure no less than five (5) business days prior to making such statement or disclosure, and shall cooperate with Altisource in objecting to and in making such statement or disclosure (or refraining from making such anticipated statement or disclosure if unable to satisfactorily resolve such objections in Altisource’s sole discretion). None of the foregoing restrictions shall apply to communications between Executive and his attorney and/or immediate family. Executive shall be responsible for assuring that his family and his attorney comply with the commitments of this paragraph. A breach by Executive’s family or his attorney will be considered a breach by Executive. The term “Protected Persons” shall mean Altisource, its contractors, vendors, business partners, or clients, and the employees, officers, managers, directors, consultants and shareholders, past or present, of the foregoing.

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7. Executive represents and covenants that he has not and will not remove from the Company premises any item belonging to Altisource, including files (neither hard nor soft), Confidential Information (as defined below), or office equipment. On or before the Separation Date (or earlier date decided by the Company in its sole discretion), Executive shall provide a complete written accounting of, and shall return to the Company, and shall delete from all of his devices, all Altisource property in his possession or under his control, including but not limited to, all Confidential Information, intellectual property, iPhone, blackberry, laptop, documents and disks, equipment, keys (physical or electronic), key cards and passes and demonstrate the same to Company’s satisfaction. Documents and disks shall include but not be limited to correspondence, files, emails, SMS messages, WhatsApp messages, electronic messages on any other platform which constitute Altisource property, memos, reports, minutes, plans, records, surveys, software, diagrams, computer print-outs, floppy disks, manuals, customer documentation or any other medium for storing information regardless of whether such items constitute or contain Confidential Information or not. Executive has not and will not disclose, use or retain any copies of any Confidential Information and/or trade secrets of Altisource and shall cooperate with Altisource in the removal of all Confidential Information from all devices owned or controlled by Executive. Executive shall keep all Confidential Information confidential and not disclose or use the Confidential Information for any purpose, or divulge or disclose that Confidential Information to any person. Any breach, even minimal, of these obligations may constitute a serious offence, which may trigger a claim that may be exercised on the basis of civil, and/or criminal law. As used in this Agreement, “Confidential Information” means information: (i) disclosed to or known by Executive as a consequence of or through his employment and / or directorship with Altisource; (ii) not generally known outside Altisource; and (iii) which relates to any aspect of Altisource or its business or prospective business. By example and without limitation, Confidential Information includes, but is not limited to, any and all information of the following or similar nature, whether transmitted verbally, electronically or in writing: strategies; models; business plans, operations, expenses, customers, competitors and forecasts; customer, pricing, and financial information; budgets; methodologies; computer code and programs; compilations of information; reports; records; compensation and benefit information; customer, vendor, and supplier identities and characteristics; copyright, service mark and trademark registrations and applications; patents and patent applications; licenses; agreements; unique and special methods; techniques; procedures; processes; routines; formulas; know-how; trade secrets; innovations; inventions; discoveries; improvements; research proposals, development, test results or papers; specifications; technical data and/or information; software; sales figures; files; marketing plans; information provided to Altisource by a third party under restrictions against disclosure or use by Altisource or others; information designated secret or confidential by Altisource; and information of which unauthorized disclosure could be detrimental to the interests of Altisource or its shareholders, directors, officers, employees, agents, representatives, successors or assigns, whether or not such information is identified as confidential information by Altisource. Executive acknowledges that during his time of employment he has been provided access to Confidential Information and Altisource’s clients, employees, customers and others with whom Altisource has formed valuable business arrangements. Executive shall not, for a period of sixty (60) months commencing on the date of this Agreement, directly or indirectly: (i) take any action that would interfere with, diminish or impair

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the valuable relationships that Altisource has with its clients, employees, customers, vendors, consultants and others with which Altisource has business relationships or to which services are rendered; (ii) recruit or otherwise solicit for employment or induce to terminate Altisource’s employment of or consultancy with, any person (natural or otherwise) who is or becomes an employee or consultant of Altisource, or hire any such employee or consultant who has left the employ of Altisource within twenty-four (24) months after the termination or expiration of such employee’s or consultant’s employment with Altisource, as the case may be; (iii) solicit or attempt to solicit any business from any of Altisource’s present customers, or actively sought prospective customers, with whom Executive had material contact for purposes of providing products or services that are competitive with those provided by Altisource: provided that “material contact” is agreed to exist between Executive and each customer or potential customer: (a) with whom Executive dealt; (b) whose dealings with Altisource were coordinated or supervised by Executive; or (c) about whom Executive obtained Confidential Information in the ordinary course of business as a result of his association with Altisource; or (iv) assist, cause or authorize, directly or indirectly, any other person, partnership, association, corporation or other entity that Executive is employed by, consults with, obtains an ownership interest in, or in which he is materially involved in any manner as to the ownership, management, operation, or control of to engage in any of the foregoing. For a period of sixty (60) months commencing on the date of this Agreement, Executive will not, in any manner, directly or indirectly, alone or in cooperation with any other party, including without limitation any current or future shareholder of ASPS: (i) make, effect, initiate, cause or participate in (a) any acquisition of beneficial ownership of any equity or debt securities of ASPS, the Company or any securities of any of their subsidiaries or other affiliates (other than the as permitted in that certain employment agreement governing his employment with an Altisource entity based in the United States dated as of the date hereof), (b) any acquisition of any assets of ASPS, the Company or any assets of any of their subsidiaries or other affiliates, or (c) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the ASPS, the Company or any any of their subsidiaries or other affiliates, or involving any securities or assets of ASPS, the Company or any securities or assets of any of their subsidiaries or other affiliates; (ii) propose or seek, whether alone or in concert with others, any “solicitation” (as such term is used in the rules of the Securities and Exchange Commission) of proxies or consents to vote any securities of ASPS, nominate or propose the election of any person as a director of ASPS, or propose any other matter to be voted upon by the stockholders of ASPS; (iii) form, join or participate in a “group” (as defined in the Securities Exchange Act of 1934 and the rules promulgated thereunder) (or discuss with any third party the potential formation of a group) with respect to any equity or debt securities of ASPS, the Company or any securities of any of their subsidiaries or other affiliates; (iv) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clauses “(i)”, “(ii)” or “(iii)” of this sentence; (v) assist, induce or encourage any other Person to take any action referred to in clauses “(i)”, “(ii)” or “(iii)” of this sentence, including by providing any Confidential Information of Altisource to any other party; (vi) enter into any discussions or arrangements with any third party with respect to the taking of any action referred to in clauses “(i)”, “(ii)” or “(iii)” of this sentence; or (vii) request Altisource (or any of

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its managers, officers, Management Committee members or directors), directly or indirectly, to amend or waive any provision of this paragraph.
Any breach, even minimal, of these obligations shall constitute a serious offence, which may trigger a claim that may be exercised on the basis of civil, and/or criminal law.
8.Executive shall not, either directly or indirectly, disclose, discuss or communicate to any entity or person, except his attorney and/or his immediate family, any information whatsoever regarding the negotiations leading to this Agreement, unless he is compelled to disclose such information pursuant to legal process, and only then after reasonable notice to the Company. Executive shall be responsible for assuring that his family and his attorney comply with the nondisclosure commitments of this paragraph. A breach by Executive’s family or his attorney will be considered a breach by Executive.
Any Prohibited Action(s) by others who have learned the information from Executive will subject Executive to an action for breach of this Agreement. As used herein, “Prohibited Action” shall mean any action which is a violation of the obligations imposed on Executive under this Agreement.
9.It is the intention of the Parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the Parties hereunder shall be determined in accordance with the laws of the Grand Duchy of Luxembourg. Any dispute with respect to the construction of this Agreement and the rights and liabilities of the Parties hereunder will be brought before the courts and tribunals in the district of Luxembourg City. Notwithstanding the foregoing, Executive irrevocably and unconditionally agrees that any action commenced by Altisource for preliminary and permanent injunctive relief or other equitable relief under this Agreement, may also be brought in a United States District Court or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the United States.
10.Subject to the following sentence, this Agreement sets forth all the promises and agreements between them and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, express or implied, oral or written, except as contained herein. Notwithstanding any term contained herein, Executive acknowledges and reaffirms his obligations in the Employee Intellectual Property Agreement and understands that those obligations remain effective following his separation from the Company.
11.Both Parties acknowledge that they have had the opportunity to freely consult, if they so desire, with attorneys of their own choosing prior to signing this document regarding the contents and consequences of this document. The Parties understand that the payment and other matters agreed to herein are not to be construed as an admission of or evidence of liability for any violation of the law, willful or otherwise, by any person or entity.
12.Executive fully understands the terms and contents of this Agreement and voluntarily, knowingly and without coercion enters into this Agreement.
13.Each Party executes this Agreement in good faith.

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14.The construction of the covenants contained herein shall be in favor of their reasonable nature, legality, and enforceability, in that any reading causing unenforceability shall yield to a construction permitting enforceability. If any single covenant or clause shall be found unenforceable, it shall be severed and the remaining covenants and clauses enforced in accordance with the tenor of this Agreement. In the event a court should determine not to enforce a covenant as written due to overbreadth, said covenant shall be enforced to the extent reasonable, whether said revisions be in time, territory or scope of prohibited activities.
15.This Agreement is made in two originals, each Party acknowledging having received one original.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, the Parties hereby voluntarily and knowingly enter into this Agreement.
ATTEST:
By: /s/ Gregory J. Ritts_______            By: /s/ Indroneel Chatterjee
Gregory J. Ritts_____________            Indroneel Chatterjee

ALTISOURCE S.À R.L.

By: /s/ William B. Shepro
William B. Shepro
Manager

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